NORTH FORK BANK
                         ELITE CREDIT ACCOUNT AGREEMENT

Account No.:      ************
Name:             AMERICAN PORTFOLIOS HOLDINGS, INC.
Address: 4250 Vets Hwy
                  Holbrook, NY 11741
Date:             October 31, 2002
Credit Limit:     $75,000.00
Demand Deposit Account No.:  **********

DEFINITIONS:
The words "you" and "your" mean each and all persons who submitted the application for the account and who are bound by this Elite Credit Account Agreement. The word "the Bank" means North Fork Bank, its successors and assigns. The work "Agreement" means this Elite Credit Account Agreement. The word "Loan Account" means the Elite Credit Loan Account established pursuant to the terms of this Agreement.

EFFECT OF USING LOAN ACCOUNT:
When you use this account, you are agreeing to and will be bound by the terms and conditions of this Agreement. You agree that all loans will be used for business purposes only. You certify that all information you gave the Bank to obtain the Loan Account is true and correct. Each person who signed the application for this account will be individually and jointly responsible for all amounts due on the Loan Account.

METHOD OF USE AND LIMITATIONS:
The Bank will supply you with Elite Credit Account drafts. So long as no Event of Default, as defined herein, has occurred and this Agreement has not been cancelled, you may obtain loans for yourself up to your credit limit by writing drafts on the Loan Account. Drafts must be deposited to your business demand deposit account indicated above. The Bank will supply you with twelve (12) drafts at no charge. You must pay for drafts in excess of twelve (12). You must pay a fee of $150.00 per year for each year or part of a year this Agreement is in effect.

MAXIMUM CREDIT:
Your credit limit is shown above and will be shown on each monthly statement which the Bank will send you. You are not permitted to exceed your credit limit. The Bank may change your credit limit up or down at any time by giving notice in writing to you. If you write a draft which would cause the unpaid principal balance in your Loan Account to exceed your credit limit, the Bank may either refuse to honor your draft or may honor your draft and make you a loan in excess of your credit limit. Any such loan together with interest must be repaid immediately upon demand of the Bank.

PROMISE TO PAY:
You promise to pay to the order of the Bank all amounts owed under this Agreement, plus interest, collection costs, (including, without limiting attorney fees permitted under this agreement) and all other amounts due. Payment will be made as set forth in this Agreement.

PERIODIC STATEMENT:
Each month the Bank will send you a statement on your Elite Credit Account. This statement will list all transactions that you made in the Loan Account during the previous month. It will show what you have borrowed, what you have repaid, items credited and debited and what you owe (new balance). It will also show interest rate changes. This statement shall be deemed to be accurate unless you report any errors to the Bank within sixty (60) days of the statement date.

METHOD OF PAYMENT:
The "minimum monthly payment" (as defined herein) will be debited from your demand deposit account with the Bank when due. You agree to have sufficient funds in your demand deposit account to permit such debits without creating an overdraft. Your "minimum monthly payment" is equal to the sum of (a) 1/36 of the unpaid principal balance as of the end of the statement period or $200, whichever is greater, plus (b) any amount loaned over your credit limit, plus
(c) all interest due as computed below, plus (d) all late charges, plus (e) any unpaid prior minimum payment. Notwithstanding the foregoing, you may pay the entire amount owed (plus interest to the date of payment) in full at any time.

PAYMENT - TIME AND APPLICATION:
There must be sufficient funds in your business demand deposit account so that the minimum payment may be debited by the Bank on the 2nd day of each month. This is the "payment due date". Each month's payment will be applied in the following order: (1) interest; (2) principal; (3) late charges and other fees. You may make pre-payments at any time in whole or in part. Prepayments will be applied first to principal, next to interest, and the remainder to late charges.

LATE CHARGES:
If there are sufficient funds in your demand deposit account to make the required minimum monthly payment when due, you will pay a late fee of 4% of the payment due plus the applicable overdraft charge.

INTEREST RATE:
Interest is payable at a rate equal to .50% above the Bank's Prime Rate, adjusted as and when such Prime Rate changes. The Bank's Prime Rate is not necessarily the lowest rate charged to its customers and nothing herein shall prevent the Bank from lending at less than its Prime Rate. Interest shall be calculated on a daily basis on the average daily balance of your Loan Account and shall be based upon the actual number of days elapsed and a 360 day year. From and after the occurrence of an Event of Default hereunder, the interest rate payable hereunder shall be increased by 5% over the then applicable interest rate. If a law which applies to this Loan Account and which sets maximum loan charges is finally interpreted so that the interest or other charges collected or to be collected in connection with your Loan Account exceed the permitted limits, then (i) any such loan charges shall be reduced by the amount necessary to reduce the charges to the permitted limit; and (ii) any sums already collected which exceeded permitted limits will be refunded. You may choose to take this refund by accepting a reduction in the principal owed under this Agreement or by taking a direct payment. If a refund reduces principal, the reduction will be treated as a partial payment.

CHANGES IN INTEREST RATE:
The interest rate set forth above is based upon the Bank's review of your financial condition (and that of any guarantors) and the deposit relationship with the Bank. The Bank may hereafter change your interest rate on thirty days written notice to you. Any change will be effective immediately and will apply to all amounts then outstanding and any amounts incurred thereafter.

ENTIRE BALANCE DUE/DEFAULT:
You will be in default, and the Bank need not permit any further draws against you Loan Account and may require that you pay everything that you owe to it if one or more of the following occur (each such event being referred to as an "Event of Default"): (1) you fail to make any payment required hereunder when due or fail to have sufficient funds in your business demand deposit account to permit automatic debit of any amount due; (2) you or any guarantor fail to make any other payment to the Bank when due; (3) you or any guarantor default under any instrument or agreement, whether direct or contingent, for the payment of money; (4) you fail to comply with any other term, covenant, or condition contained in this Agreement; (5) any representation or warranty made in this Agreement or any instrument, document, or certificate, furnished by you or any guarantor in connection with this Agreement is false or misleading; (6) a petition in bankruptcy is filed by or against you or any guarantor; (7) an action or proceeding is commenced by or against you or any guarantor seeking dissolution, liquidation, composition, or arrangement or the appointment of a receiver; (8) you or any guarantor admit in writing an inability to pay debts as they mature, make a general assignment for the benefit of creditors, fail to maintain a satisfactory financial condition in a manner in which the Bank reasonably believes is necessary to repay the Loan Account; (9) a judgment or other judicial or administrative determination requiring the payment of money is entered against you or any guarantor; (10) the guaranty of any guarantor terminates or is unenforceable for any reason such as a guarantor dies; (11) your business is abandoned or suspended; (12) the ownership or management of your business changes; (13) your assets or those of any guarantor are pledged or become liened or impaired such that the Bank believes your ability or that of any guarantor to repay the Loan Account is impaired; (14) any principal of your business or any guarantor retires, becomes disabled, or dies; (15) you or any guarantor fail to furnish any financial information or financial statements to the Bank or fail to permit an inspection of books, records or property by the Bank or its agents; or (16) you grant or cause to exist a security interest in any of your assets, except that of the Bank; (17) you fail to use the Bank as your primary Bank for deposits and loans; (18) you fail to pay any tax or assessment when due; or (19) the Bank determines in good faith that it will not be repaid hereunder according to the terms of this Agreement.

COVENANTS/REPRESENTATIONS/WARRANTIES:
You hereby covenant, represent, and warrant as follows (which representations and warranties are true as of the date hereof and shall be true on the date of any draft against the Loan Account): (a) upon request you will furnish the Bank a copy of your annual business financial statement for the year, as well as the personal financial statements of the guarantors, all in form and substance acceptable to the Bank; (b) upon request, you will furnish the Bank with copies of the signed tax returns (with schedules) filed by you or any of your guarantors for the past three (3) years and throughout the term of this Agreement; (c) you are either a corporation, partnership, limited liability company or limited liability partnership or sole proprietorship duly organized, validly existing in good standing and duly qualified to do business in the State of New York; (d) you have full power and authority to enter into this Agreement, and nothing in this Agreement contravenes any law, regulation, by-law or contractual obligation binding upon you and you will furnish proof of same to the Bank; (e) this Agreement constitutes your valid and legally binding obligation in accordance with its terms and has been fully authorized by all necessary action; (f) there are no pending, or, to the best of your knowledge, threatened actions or proceedings before any court or administrative agency which, if determined against you, (or any guarantor) financial condition, operations, or ability to repay; (g) the reports and information furnished by you and all guarantors are true and accurate in all material respects; (h) you will maintain your principal business demand deposit account with the Bank; (i) you will keep your assets insured against theft and destruction; (j) you will permit the Bank to examine your books and records, and audit your inventory; and
(k) .

RIGHT OF OFFSET:
Upon the occurrence of an Event of Default, the Bank may take any amount you have on deposit with it or any affiliate of the Bank and apply it toward the amount due without limiting the foregoing, the Bank may exercise any and all rights of offset it may have pursuant to statute and common law.

SECURITY INTEREST:
As collateral security for all of your obligations and liabilities to the Bank, you grant the Bank a continuing security interest in and lien on the following property. All money or other property in the Bank's possession, whether now held or later coming into the Bank's possession whether on deposit or in safekeeping, custody, pledge, transmission, collection or otherwise for your account or to your credit or belonging to you or in which you may have an interest, and all proceeds, products, replacements, substitutions, insurance proceeds, present or future with respect to the foregoing, (all of which property above is called "Collateral Security"). Your obligations and liabilities to the Bank (which will be called "Liabilities"), mean all amounts due to the Bank from you of any nature, including, but not limited to, amounts due under this Agreement whether they already exist, are incurred at this time, or are incurred in the future, whether they are direct or indirect, whether they are absolute or contingent, whether they are secured or unsecured, whether they are matured or unmatured, whether they were incurred by you alone or jointly or severally with others or whether they were originally contracted with the Bank or others and are now or later owing to the Bank.

REMEDIES UNDER DEFAULT:
Upon the occurrence of an Event of Default the Bank shall have in addition to any other right or remedy granted under this Agreement or by law, the right of a secured party under the Uniform Commercial Code. All rights and remedies of the Bank shall be cumulative and not mutually exclusive and may be obtained singly or together at any time or times. Such rights and remedies shall also include, but not be limited to, the following: (a) the Bank may transfer into or out of their own name or that of its designee any or all of the Collateral Security including stock, bonds and other securities and the Bank or its designees may demand, sue for, collect, reserve, and hold as like Collateral Security any or all interest, dividends and income therefrom and exercise all voting and other rights with respect thereto; (b) the Bank shall not be obligated to demand payment of, protest, or take any steps to preserve any rights in such Collateral Security, all of which remain your obligation; (c) the Bank may sell any or all Collateral Security without notice to you (except where required by law, in which case 5 days notice by ordinary mail shall be deemed reasonable notice) at public or private sale at such price and upon such terms as it deems advisable;
(d) the Bank shall have the right to bid and purchase at any such sale; (e) the proceeds of any such sale shall first be applied to the costs, expenses, and attorney fees in connection with the sale, and the remainder to the Liabilities in such manner as the Bank shall determine; (f) you and any guarantor and any other obligor shall remain liable for any deficiency; (g) the Bank need not liquidate Collateral Security before seeking payment from you or any guarantor or any other obligor on the liabilities; (h) the Bank is authorized to take possession of the Collateral Security and may enter any premises where such Collateral Security is located and remove same. You will assemble the Collateral Security and make it available to the Bank at such place and time as the Bank may designate. The Bank may notify any account debtor to make payments to the Bank.

CANCELLATION:
Either you or the Bank may cancel this Agreement at any time by giving written notice to the other. Even if the Agreement is cancelled, you must still pay the Bank what you owe. In the event of cancellation, you may no longer write drafts against the Loan Account. If no Event of Default has occurred or occurs, you may pay the amount due hereunder by making thirty-six monthly payments each consisting of 1/36th of the principal balance outstanding at the time of cancellation plus interest at the rate of the Bank's Prime Rate plus 2 1/2% per annum, adjusted as and when the Bank's Prime Rate changes on the unpaid balance. The monthly payments may not be equal in amount.

COLLECTION COSTS:
If you do not pay the Bank what you owe and the Bank sends the matter to an attorney for collection, then you agree to pay a reasonable attorney's fee up to 20% of the amount owed, plus court costs and disbursements, regardless of whether an action is commenced and, if so, whether in the trial court, appellate court, bankruptcy court, or otherwise.

DELAY IN ENFORCEMENT/WAIVER:
The Bank does not give up any of its rights by not enforcing them right away. The Bank may enforce or waive any right with respect to you or any guarantor without waiving it as to any other party or guarantor. The Bank need not give anyone notice of any waiver, delay or release. Your obligations and those of any guarantors are not affected by the Bank's release of any party or guarantor, releasing any security or collateral, or extending or modifying any obligation hereunder.

CHANGES:
The Bank may change this Agreement at any time. If it does, you will be told in writing at your address shown in its records. Unless you tell the Bank in writing to cancel this Agreement within fifteen (15) days after the Bank's transmission of notice, all changes will become binding on you.

PERIODIC REVIEW:
The Bank will review your handling of the Loan Account and your credit on a periodic basis. You must supply all financial statements and tax returns requested by the Bank. Based upon the review, the Bank may decrease or terminate the Loan Account and this Agreement. MISCELLANEOUS:
(a) You agree that a microfilm or other photographic copy of an instrument or document used in connection with the Elite Credit Account will establish the amount you owe; (b) you permit the Bank to order a credit report or consumer report and to receive, obtain, and exchange credit information on you and any guarantor. The Bank will tell you upon request whether or not a consumer report was reported, and, if so, the name and address of the consumer reporting agency;
(c) you agree that the Bank may accept late or partial payments, as well as payments that are marked "paid in full" or contain other restrictive endorsements, without losing any rights under this Agreement; (d) you agree not to draw on the Loan Account except by use of Elite Credit Account drafts provided by the Bank; (e) you agree to pay for copies and other Elite Credit Account and check related services according to the Bank's schedule of fees, as amended form time to time; (f) you agree that this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of laws rules; (g) you consent to the jurisdiction of the Court of the State of New York and venue in Suffolk County, New York; (h) you and the Bank waive the right to trial by jury; (i) you waive demand, presentment, and protest; (j) you waive all defenses, rights to setoff and the right to impose any counterclaims in any election brought by the Bank (although you may assert such claims in a separate lawsuit); (k) you agree that this Agreement represents the entire understanding between you and the Bank and may not be modified or terminated orally and that all waivers by the Bank must be in writing; (l) the Bank has made no representations, warranties, or agreement except as set forth herein; (m) you may not assign or transfer your rights under this Agreement; (n) if this Agreement applies to more than one of you, notice to one will be considered notice to all of you; (o) you agree that you have received the fully completed copy of this Agreement and have read it and fully understand it; (p) if any provision of this Agreement is unenforceable, the remainder shall remain in full force and effect.

OTHER PROVISIONS: SEE ATTACHED AGREEMENT RIDER




NORTH FORK BANCORPORATION, INC.

By: /s/
    --------------------------------
         Authorized Person



AMERICAN PORTFOLIOS HOLDINGS, INC.

By: /s/ Lon Dolber
    --------------
    Lon Dolber, CEO



RIDER TO ELITE CREDIT ACCOUNT AGREEMENT DATED OCTOBER 31, 2002 BETWEEN NORTH FORK BANK AND AMERICAN PORTFOLIOS HOLDINGS, INC.

Notwithstanding anything to the contrary in the Elite Credit Account Agreement and provided there has been no Event of Default:

(i) interest shall be payable at the rate of 4.75 through January 2, 2003, at which time the rate shall adjust in accordance with the terms and conditions in the paragraph entitled "INTEREST RATE";

(ii) the initial minimum monthly payment in an amount equal to the sum of (a) all interest accrued from the date of the Elite Credit Account Agreement calculated at the applicable rate plus (b) 1/36 of the unpaid principal balance as of the end of the statement period, will be due on January 2, 2003 and thereafter will be calculated and due in accordance with the applicable terms and conditions of the Elite Credit Account Agreement.